Exhibit 99.1
Production Update
Mariner Energy’s estimated monthly net production by operating region is listed below. “Deepwater” and “Shelf” refer to company fields in the Gulf of Mexico. Generally, deepwater means water depths greater than 1,300 feet, and shelf means depths less than 1,300 feet.
Mariner plans to post production data to this website on a monthly basis on the last business day of the month following the applicable reporting period.
Information concerning estimated net production is qualified by the “Forward-Looking Statements” provisos located on this website under the “Site Terms / Disclaimers” tab.
Estimated Net Production

	January	February	March	April	May	June	Year-to-Date

Natural Gas (Boe)
Permian Basin	76,877	63,064	63,341	77,845	94,061	89,792	464,980
Gulf Coast & Other	78,256	75,534	78,680	80,861	78,823	69,529	461,683
GOM Deepwater	574,036	560,913	522,019	417,871	374,743	366,513	2,816,095
GOM Shelf	453,507	426,744	481,119	483,005	429,249	383,453	2,657,077

Total	1,182,676	1,126,255	1,145,159	1,059,582	976,876	909,287	6,399,835

Oil (Bbls)
Permian Basin	136,430	133,034	131,977	143,289	161,044	170,959	876,733
Gulf Coast & Other	9,977	18,076	12,164	10,971	10,820	11,628	73,636
GOM Deepwater	97,230	116,959	116,421	85,311	89,303	79,932	585,156
GOM Shelf	166,795	170,375	213,193	197,639	182,099	161,404	1,091,505

Total	410,432	438,444	473,755	437,210	443,266	423,923	2,627,030

Natural Gas Liquids (Bbls)
Permian Basin	73,155	68,189	73,623	76,477	82,779	91,826	466,049
Gulf Coast & Other	24,212	21,721	15,188	20,159	22,207	33,659	137,146
GOM Deepwater	44,388	38,906	37,909	37,447	28,547	6,844	194,041
GOM Shelf	49,064	70,129	58,748	34,336	43,128	35,963	291,368

Total	190,819	198,945	185,468	168,419	176,661	168,292	1,088,604

Total Production (Boe)	1,783,927	1,763,644	1,804,382	1,665,211	1,596,803	1,501,502	10,115,469
Avg Daily Production (Boe/d)	57,546	62,987	58,206	55,507	51,510	50,050	55,887

Total Production (Mcfe)	10,703,562	10,581,864	10,826,292	9,991,266	9,580,818	9,009,012	60,692,814
Avg Daily Production (Mcfe/d)	345,276	377,924	349,235	333,042	309,059	300,300	335,319
Site Terms / Disclaimers
IMPORTANT INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This website includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements generally are accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. Forward-looking statements provided in this website are based on Mariner’s current belief based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner does not undertake to update its guidance, estimates or other forward-looking statements as conditions change or as additional information becomes available. Estimated reserves are related to hydrocarbon prices. Hydrocarbon prices used in estimating reserves may vary significantly from actual future prices. Therefore, volumes of reserves actually recovered may differ significantly from such estimates. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the Securities and Exchange Commission (SEC). Any of these factors could cause Mariner’s actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the SEC.
“Proved” oil and gas reserves are those that can be estimated with reasonable certainty to be economically and legally producible under existing economic conditions, operating methods and government regulations. “Probable,” “possible” and “non-proved” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable involve estimates that by their nature are more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by Mariner. The SEC generally does not permit a company’s filings with the SEC to include estimates of oil or gas resources other than reserves, and any estimated values of such resources, due to concern that resources other than reserves are too speculative and may be misleading.
This website does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.
Statement last reviewed: February 1, 2010